Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2014 (the “Effective Date”) by and between Sha-Chelle Manning (the “Seller”) and Astrotech Corporation, a Washington company (the “Company”).

recitals

WHEREAS, the Seller wishes to transfer and sell, and the Company wishes to purchase, 100,000 shares (the “Shares”) of the common stock, no par value, of the Company (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.          Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Seller, the Shares at a price per Share equal to the closing price of the Common Stock on the NASDAQ Capital Market on the Closing Date (as defined below) (the “Per Share Purchase Price”).

2.           Closing.

2.1           The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures on the Effective Date or at such later date as the parties may agree (the date of the Closing is hereinafter referred to as the “Closing Date”). On the Closing Date, the Company will pay, by wire transfer of immediately available funds to an account designated by the Seller at least one business day prior to the Closing Date, an amount equal to the product of (x) the number of Shares and (y) the Per Share Purchase Price.

2.2           On or before the Closing Date, the Seller shall deliver to the Company a spousal consent in the form set forth in Exhibit A hereto duly executed by the Seller’s spouse and consenting to the transactions contemplated by this Agreement (including, without limitation, the sale of the Shares to the Company in accordance with Section 1).

2.3           If the Shares are certificated, on the Closing Date (or as soon as practicable thereafter), the Seller will deliver (or cause to be delivered) to the Company, against receipt of the aggregate purchase price in accordance with Section 2.1, a share certificate of the Company for the Shares.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

(a) Authorization, etc.  The Company has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. Assuming the due execution of this Agreement by the Seller, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) No Conflict.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) violate any law applicable to the Company or (ii) conflict with, violate or constitute a breach or default under any material agreement as to which the Company is a party or require the consent of any third party.

4.           Representations and Warranties of the Seller.  The Seller represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a) Ownership.  The Seller is (and will be immediately prior to the Closing) the sole beneficial owner of the Shares, free and clear of any liens, claims or encumbrances. The Seller has (and will have immediately prior to the Closing) good and marketable title to the Shares and the right and authority to transfer the Shares to the Company pursuant to this Agreement.  Upon the consummation of the transactions contemplated hereby on the Closing Date, the Seller will have transferred to the Company, and the Company will have acquired, good and valid title to the Shares, free and clear of all liens, claims and encumbrances.

(b) Authorization, etc.  The Seller has full personal power, competence, capacity and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby, and the spousal consent required has been (or will be prior to the Closing) delivered in the form of Exhibit A hereto. This Agreement has been duly executed and delivered by the Seller. Assuming the due execution of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflict.  The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not (i) violate any law applicable to the Seller or (ii) conflict with, violate or constitute a breach or default under any material agreement as to which the Seller is a party or to which the Shares are subject or require the consent of any third party.

(d) Sophistication.  The Seller (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the sale of the Shares and (ii) is consummating the sale of the Shares with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks. The Seller has evaluated the merits and risks of the sale of the Shares based exclusively on her own independent review and consultations with such investment, legal, tax, accounting and other advisers as the Seller has deemed necessary. The Seller has made her own decision concerning the sale of the Shares without reliance on any representation or warranty of, or advice from, the Company or any of its employees or agents.

(f) Information.  Neither the Company nor any of its employees or agents has been requested to or has provided the Seller with any information or advice with respect to the Shares nor is such information or advice necessary or desired. The Seller acknowledges and understands that, notwithstanding the fact that the Seller is a member of the Board of Directors of the Company, the Company may still possess material nonpublic information regarding the Company not known to the Seller that may impact the value of the Shares (the “Information”), and that the Company is not disclosing the Information to the Seller. The Seller understands, based on her experience, the disadvantage to which she is subject due to the disparity of information between the Seller and the Company. Notwithstanding such disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the sale of the Shares to the Company. The Seller agrees that the Company shall have no liability to the Seller whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the sale of the Shares to the Company, and the Seller hereby irrevocably waives any claim that she might have based on the failure of the Company to disclose the Information.

(g) Reliance.  The Seller acknowledges that (i) the Company is relying on the Seller’s representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the purchase of the Shares and (ii) without such representations, warranties and agreements, the Company would not enter into this Agreement or engage in the purchase of the Shares.

5.          Legal Fees and Costs.  In the event of any disputes or controversies arising from this Agreement or its interpretation, the party or parties prevailing in a court of competent jurisdiction, or receiving a settlement payment, will be entitled to receive reasonable legal fees and related costs and expenses.

6.          Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

7.          Survival.  All representations, warranties and covenants contained in this Agreement shall survive indefinitely.

8.          Publicity.  Except as may be required by applicable law or any rule or regulation to which the Seller is subject, the Seller hereto agrees that no public announcement or other publicity regarding the transactions referred to herein shall be made by the Seller without the consent of the Company (it being understood that the Company shall not be subject to any such restriction).

9.          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

10.        Entire Agreement; Severability.  Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

11.        Further Assurances.  The Seller agrees to take, or cause to be taken, from and after the Closing Date, such further actions to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be necessary in order to fully effectuate the purposes, terms and conditions of this Agreement, and the Seller hereby agrees to cooperate fully in any such actions as the Company shall request.

12.        Amendment.  No modification, waiver or amendment of this Agreement shall be effective unless in writing signed by the parties hereto.

13.        Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally, sent by fax (as evidenced by the sender’s confirmation of transmission), sent by electronic mail (as evidenced by the recipient’s confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth on the signature page hereto or subsequently modified by written notice and, with respect to the Company, with a copy to Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: John Hempill.

14.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.        Successors and Assigns; Third Party Beneficiaries.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SELLER:

SHA-CHELLE MANNING

/s/Sha-Chelle Manning
(Signature)

Address:

COMPANY:

ASTROTECH CORPORATION

By:	/s/Eric Stober
Name: Eric Stober
Title: Chief Financial Officer

Address:

401 Congress Ave., Suite 1650
Austin, Texas 78701

EXHIBIT A

FORM OF SPOUSAL CONSENT

The undersigned is the spouse of Sha-Chelle Manning, and acknowledges that he has read that certain Stock Purchase Agreement (the “Agreement”), dated as of November 17, 2014, by and among Sha-Chelle Manning (the “Seller”) and Astrotech Corporation, a Washington company (the “Company”), and understands its provisions. The undersigned is aware that by the provisions of the Agreement, he and his spouse have agreed to sell certain shares of common stock of the Company, including any community property interest or quasi-community property interest therein, in accordance with the terms and provisions of the Agreement. The undersigned hereby expressly approves of and agrees to be bound by the provisions of the Agreement in its entirety and agrees not to take any action at any time that might interfere with the transactions contemplated by the Agreement.

Date: November __, 2014	By:
Name: